UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: April 18, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐             Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On April 18, 2017, the Company entered into a Note Exchange Agreement (the “Note Exchange Agreement”) with the Holder of the $3,000,000 promissory note issued by the Company on July 8, 2016 in connection with the Company’s acquisition of the assets of Rant, Inc. (the “Original Note”). The Company has defaulted under the Original Note for, among other things, failure to make amortization payments when due. Pursuant to the terms of the Note Exchange Agreement, the Company agreed to issue a new note (the “New Note”) to the holder of the Original Note (the “Holder”) in the original amount of $3,284,000 due June 1, 2017. In connection with the Note Exchange Agreement, the Holder waived any event of default under the Original Note. The New Note has an interest rate of 12% per annum and is convertible into shares of common stock of the Company at a price of $1.05 per share.

Pursuant to the terms of the Note Exchange Agreement, the Company also agreed to issue to the Holder on June 1, 2017, shares of Series F Convertible Preferred Stock of the Company that are convertible into (i) 4,400,000 shares of common stock of the Company plus (ii) additional shares of common stock, if necessary, so that the market value of the aggregate amount of shares of common stock issued on June 1, 2017 is equal in value, at a minimum, to $2,024,000. The number of additional shares to be issued shall be calculated by dividing $2,024,000 by the volume weighted average price of the Company’s common stock on the NASDAQ Capital Market (or such other market on which the Company’s common stock is then listed) for the seven day period prior to the issuance of the Series F Preferred Shares. However, the volume weighted average price shall not be calculated to be below $0.10 per share.

The terms of the Note Exchange Agreement restrict the Company’s ability to issue additional debt except for issuances approved by the Holder or for borrowings for working capital not to exceed $1,000,000 in the aggregate and advances with respect to the line of credit held by an affiliate of Robert F.X. Sillerman, Chief Executive Officer of the Company. In addition, the Note Exchange Agreement restricts the issuance of equity by the company except for shares or options issued pursuant to certain benefit plans of the Company, shares issued upon conversion of securities outstanding as of the date of the Note Exchange Agreement, and shares issued in connection with certain acquisitions by the Company approved by a majority of the Company’s independent directors. In addition the parties have agreed that the Company can also issue shares to settle other outstanding matters.

Under the terms of the New Note, if an event of default occurs, all amounts due under the New Note, including accrued but unpaid interest and any other amounts due, including liquidated damages, become immediately due and payable in either cash or shares of the Company’s common stock, at the Holder’s option. Events of default under the New Note, include: (i) the non-payment of any of the amounts due within five (5) business days after the date such payment is due and payable; (ii) the dissolution or liquidation, as applicable, of the Company; (iii) any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company either through reorganization, composition, extension or otherwise; provided, however, that the Company shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it; (iv) the making by the Company of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (v) any seizure, vesting or intervention by or under authority of a government, by which the management of the Company is displaced or its authority in the conduct of its business is curtailed; (vi) the appointment of any receiver of any material property of the Company; (vii) any warranty, representation, statement, report or certificate made by the Company to the Holder under the New Note is untrue or incorrect in any material respect at the time made or delivered; (viii) the Company’s contest, dispute or challenge in any manner, whether in a judicial proceeding or otherwise, of the validity or enforceability of any material provision set forth in the New Note, or any transaction or agreement contemplated in the New Note; (ix) a change of control occurs or any agreement or understanding that could result in a change of control is prepared by or for Company; (x) any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness (other than relating to trade payables or settlement agreements) owed by the Company that exists or arises following the issuance of the New Note other than any defaults related to the failure to make amortization payments under the Senior Secured 10% Debentures issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, by and among the Company and the purchasers named therein, dated July 12, 2016.

In connection with the transactions described above, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State for the State of Delaware setting forth the rights of holder of the Series F Convertible Preferred Stock of the Company (“Series F Convertible Preferred Stock”). The Certificate of Designation authorizes 1,000 shares of Series F Convertible Preferred Stock, par value $0.001 per share. The stated value of each share of the Series F Convertible Preferred Stock is $1,000. Each share of Series F Convertible Preferred Stock is convertible at the option of the holder into an amount of validly issued, fully paid and non-assessable shares of the Company’s common stock equal to the greater of (i) 10,000 shares or (ii) the amount of shares calculated from the following formula:

2,024,000/VWAP
440.
“VWAP” means the volume weighted average price of the Company’s common stock as listed on the NASDAQ Capital Market (or such other market as the Company’s common stock is then so listed) for the seven (7) day period prior to the issuance of the shares of Series F Preferred Stock to the holder(s) converting such shares of Series F Preferred Stock (or such Holder’s assignee or successor in interest).The holder(s) of Series F Preferred Stock are entitled to vote on all matters that are brought before the stockholders of the Company on an as converted basis. Holders of Series F Preferred Stock are entitled to the preferences upon liquidation of the Company as set forth in the Certificate of Designation.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Series F Convertible Preferred Stock is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

4.1    Series F Certificate of Designation
10.1    Note Exchange Agreement, dated as of April 18, 2017
10.2    Amended and Restated Note, dated as of April 18, 2017
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC. By: /s/ Mitchell J. Nelson
Name: Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: April 19, 2017